Exhibit 99.1

Team Financial, Inc.

NEWS

FOR IMMEDIATE RELEASE	For More Information Contact:
Michael L. Gibson
President of Investments/CFO
Team Financial, Inc.
(913) 294-9667
mike.gibson@teamfinancialinc.com
http://www.teamfinancialinc.com

Team Financial, Inc. Announces Quarterly Results

PAOLA, Kansas, August 11, 2005 – Team Financial, Inc. (the Company, Nasdaq: TFIN) today announced net income of $859,000, or $.21 basic and diluted income per share, for the three months ended June 30, 2005, an increase of  $105,000, or 14%, compared to $754,000, or $.18 basic and diluted income per share, for the three months ended June 30, 2004.  Net income for the six months ended June 30, 2005 was $1,855,000 or $.46 basic and $.45 diluted income per share, an increase of 17%, compared to $1,582,000, or $.39 basic and $.38 diluted income per share, for the six months ended June 30, 2004.  Net income for the six months ended June 30, 2005 included a one time pre-tax expense of approximately $164,000 related to the finalization of the sale of the insurance subsidiary.

Net income from continuing operations for the three months ended June 30, 2005 was $967,000, or $.24 basic and diluted income per share, compared to $850,000 or $.21 basic and diluted income per share for the three months ended June 30, 2004.  Net income from continuing operations for the six months ended June 30, 2005 was $1,963,000 or $.49 basic and $.48 diluted income per share compared to $1,627,000 for the six months ended June 30, 2004 or $.40 basic and $.39 diluted per share.

Contributing to the increase in net income from continuing operations for the quarter ended June 30, 2005 compared to the quarter ended June 30, 2004 was an increase in net interest income of approximately $424,000, or  9%, primarily due to an increase in interest income related to increased loan volume.  Offsetting this increase was a decrease in the gain on sales of mortgage loans of approximately $165,000, or 44%, due to a decrease in the volume of mortgage loans originated and sold.  Additionally, there was an increase of approximately $119,000, or 69%, in income tax expense from continuing operations during the quarter ended June 30, 2005 compared to the quarter ended June 30, 2004 due to an increase in taxable income.

Net income from continuing operations increased approximately $336,000, or 21%, for the six months ended June 30, 2005 compared to the six months ended June 30, 2004.  Contributing to this increase was an increase in net interest income of approximately $782,000, or 8%, primarily due to increased loan volume.  The provision for loan losses for the six months ended June 30, 2005 decreased approximately $148,000, or 26%, compared to the provision for loan losses for the same period ended June 30, 2004 due to improved loan quality.   These increases to net income were offset by a decrease in gain on sales of mortgage loans of approximately $293,000 due to a decrease in mortgage banking activity experienced in 2005 compared to 2004.  Income tax expense from continuing operations for the six months ended June 30, 2005 increased $258,000, or 78%, compared to the same period in 2004 due to an increase in taxable income.

During the second quarter of 2005 a loss on the sale of the insurance agency subsidiary, Team Insurance Group, Inc., of approximately $164,000 was recorded as a result of finalizing the sale.  The subsidiary was sold effective December 31, 2004, therefore, there was no activity recorded from its operation in 2005.  This loss on the sale of the subsidiary is reported net of the tax effect as discontinued operations.

Loans receivable increased approximately $24,504,000 to $403,275,000 at June 30, 2005 compared to $378,771,000 at December 31, 2004.  This increase was primarily due to an increase in the commercial loan portfolio.

“The growth in our loan portfolio is consistent with our strategies, our vision, our mission, and our commitment to serve our customers,” stated Robert J. Weatherbie, Chief Executive Officer.  “We are pleased to present the quarter results which report an 8% increase in net interest income as a result of the loan growth while maintaining non-interest expense consistent with the previous year.”

Team Financial, Inc. is a financial services company with approximately $671,000,000 in total assets.  It operates in the Kansas City metropolitan area, southeastern Kansas, western Missouri, the Omaha, Nebraska metropolitan area, and in the Colorado Springs, Colorado metropolitan area.  Services provided by continuing operations include a full range of consumer and corporate banking services, including small business loans, mortgage loans, trust services, and investment and brokerage services.    For additional information on Team Financial, Inc., visit its Web site at http://www.teamfinancialinc.com or call 913-294-9667.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected.  The Company cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date of this release.  Such risks and uncertainties include those detailed in filings with the Securities and Exchange Commission, risks of adversely changing results of operations, risks related to acquisition strategies, risk of loans and investments, including the effect of the change of the local economic conditions, risks associated with the adverse effects of the changes in interest rates, and competition for customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the Company’s control.

Team Financial, Inc. And Subsidiaries

Unaudited Consolidated Statements of Financial Condition

(Dollars In Thousands)

	June 30,	December 31,
	2005	2004
Assets
Cash and due from banks	$12,983	$13,718
Interest bearing bank deposits	6,350	21,023
Cash and cash equivalents	19,333	34,741

Investment securities:
Available for sale, at fair value (amortized cost of $197,403 and $190,369 at June 30, 2005 and December 31, 2004, respectively)	197,872	191,842
Total investment securities	197,872	191,842

Loans receivable, net of unearned fees	403,275	378,771
Allowance for loan losses	(5,226)	(4,898)
Net loans receivable	398,049	373,873

Accrued interest receivable	4,215	3,819
Premises and equipment, net	16,204	15,317
Assets acquired through foreclosure	176	408
Goodwill	10,700	10,700
Intangible assets, net of accumulated amortization	3,506	3,811
Bank owned life insurance policies	18,815	18,460
Other assets	2,542	2,830
Assets of discontinued operations	—	8,282

Total assets	$671,412	$664,083

Liabilities and Stockholders’ Equity
Deposits:
Checking deposits	$169,594	$183,650
Savings deposits	33,195	32,749
Money market deposits	46,036	49,931
Certificates of deposit	229,344	201,620
Total deposits	478,169	467,950
Federal funds purchased and securities sold under agreements to repurchase	5,940	5,669
Federal Home Loan Bank advances	111,765	111,915
Notes payable and other borrowings	1,103	3,544
Subordinated debentures	16,005	16,005
Accrued expenses and other liabilities	4,891	4,864
Liabilities of discontinued operations	—	1,282

Total liabilities	617,873	611,229

Stockholders’ Equity:
Preferred stock, no par value, 10,000,000 shares authorized, no shares issued	—	—
Common stock, no par value, 50,000,000 shares authorized; 4,499,470 and 4,496,753 shares issued; 4,041,095 and 4,034,178 shares outstanding at June 30, 2005 and December 31, 2004, respectively	27,880	27,849
Capital surplus	367	306
Retained earnings	29,472	28,264
Treasury stock, 458,375 and 462,575 shares of common stock at cost at June 30, 2005 and December 31, 2004, respectively	(4,489)	(4,537)
Accumulated other comprehensive income	309	972

Total stockholders’ equity	53,539	52,854

Total liabilities and stockholders’ equity	$671,412	$664,083

Team Financial, Inc. And Subsidiaries

Unaudited Consolidated Statements of Operations

(Dollars In Thousands, Except Per Share Data)

	Three Months Ended June 30		Six Months Ended June 30
	2005	2004	2005	2004
Interest Income:
Interest and fees on loans	$6,775	$5,831	$13,005	$11,422
Taxable investment securities	1,858	1,802	3,668	3,687
Non-taxable investment securities	289	303	579	601
Other	86	17	162	49

Total interest income	9,008	7,953	17,414	15,759

Interest Expense:
Deposits
Checking deposits	261	127	487	253
Savings deposits	56	53	108	109
Money market deposits	147	115	287	236
Certificates of deposit	1,637	1,104	2,984	2,264
Federal funds purchased and securities sold under agreements to repurchase	33	22	56	34
FHLB advances payable	1,176	1,247	2,340	2,485
Notes payable and other borrowings	15	26	47	55
Subordinated debentures	389	389	777	777

Total interest expense	3,714	3,083	7,086	6,213

Net interest income before provision for loan losses	5,294	4,870	10,328	9,546

Provision for loan losses	267	310	412	560

Net interest income after provision for loan losses	5,027	4,560	9,916	8,986

Non-Interest Income:
Service charges	998	1,012	1,902	1,842
Trust fees	183	161	370	312
Gain on sales of mortgage loans	212	377	427	720
Loss on sales of investment securities	—	(35)	—	(29)
Bank owned life insurance income	208	210	416	425
Other	331	351	652	765

Total non-interest income	1,932	2,076	3,767	4,035

Non-Interest Expenses:
Salaries and employee benefits	2,833	2,665	5,450	5,336
Occupancy and equipment	695	669	1,367	1,332
Data processing	722	640	1,411	1,252
Professional fees	320	355	655	634
Marketing	86	95	147	155
Supplies	82	81	161	171
Intangible asset amortization	157	221	313	428
Other	805	887	1,627	1,755

Total non-interest expenses	5,700	5,613	11,131	11,063

Net income from continuing operations before income taxes	1,259	1,023	2,552	1,958

Income tax expense	292	173	589	331

Net income from continuing operations	967	850	1,963	1,627

Net loss from discontinued operations, net of tax	(108)	(96)	(108)	(45)

Net income	$859	$754	$1,855	$1,582

Basic income per share from continuing operations	$0.24	$0.21	$0.49	$0.40
Diluted income per share from continuing operations	$0.24	$0.21	$0.48	$0.39
Basic loss per share from discontinued operations	$(0.03)	$(0.02)	$(0.03)	$(0.01)
Diluted loss per share from discontinued operations	$(0.03)	$(0.02)	$(0.03)	$(0.01)
Basic income per share	$0.21	$0.18	$0.46	$0.39
Diluted income per share	$0.21	$0.18	$0.45	$0.38

Shares applicable to basic income per share	4,039,675	4,092,528	4,038,291	4,091,454
Shares applicable to diluted income per share	4,093,333	4,141,463	4,092,261	4,138,600

Team Financial, Inc. And Subsidiaries

Unaudited Selected Ratios and Other Data

	As of and For the Three Months Ended June 30		As of and For the Six Months Ended June 30
Selected Data	2005	2004	2005	2004

Performance Ratios

Return on average assets	0.51%	0.47%	0.56%	0.49%

Return on average equity	6.50%	5.87%	7.05%	6.11%

Average equity to average assets	7.86%	7.94%	7.95%	8.03%

Net interest margin on average earning assets during the period from continuing operations (tax equivalent)	3.61%	3.54%	3.60%	3.48%

Efficiency ratio from continuing operations	78.88%	80.81%	78.97%	81.50%

Book value per share	$13.25	$12.29

Tangible book value per share	$9.84	$7.30

Asset Quality Ratios

Non-performing loans as a percent of total loans	0.89%	1.46%

Non-performing assets as a percent of total assets	0.56%	0.95%

Allowance for loan losses as a percent of total loans	1.30%	1.30%

Allowance for loan losses as a percent of non-performing loans	145.37%	89.53%